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                                                                       Exhibit n

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Post-effective Amendment No. 4 to the Registration Statement on Form N-2 of our report dated January 7, 2005, relating to the financial statements of the Nuveen Equity Premium Opportunity Fund, which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois
January 25, 2005